Exhibit 3.15
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is           Rangaire LP          .
SECOND: Article   1   of the Certificate of Limited Partnership shall be amended as follows:       The name of the limited partnership is
Broan-NuTone Storage Solutions LP        .
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this   11th   day of   July  , A.D.   2008  .

By:	Ragnaire GP, Inc.
General Partner(s)

Name:	/s/ Kevin W. Donnelly
Print or Type
Kevin W. Donnelly Vice President and Secretary

CERTIFICATE OF LIMITED PARTNERSHIP OF RANGAIRE LP
     This Certificate of Limited Partnership of Rangaire LP (the “Partnership”), dated December 20, 1996, is being duly executed and filed by Rangaire GP, Inc., as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.
     1. Name. The name of the limited partnership formed hereby is Rangaire LP.
     2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware.
     3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805.
     4. General Partner. The name and the business address of the general partner of the Partnership is Rangaire GP, Inc. c/o Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903.
     5. Effective Date. The effective date of this certificate shall be January 1, 1997.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.

RANGAIRE GP, INC.
By:	/s/ Richard J. Harris
Its:
Richard J. Harris